Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2017 RESULTS
Oak Brook, IL – February 13, 2018 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and year ended December 31, 2017.
FINANCIAL RESULTS
For the quarter ended December 31, 2017, the Company reported:

▪	Net income attributable to common shareholders of $103.1 million, or $0.46 per diluted share, compared to $15.9 million, or $0.07 per diluted share, for the same period in 2016;

▪	Funds from operations (FFO) attributable to common shareholders of $50.4 million, or $0.23 per diluted share, compared to $52.9 million, or $0.22 per diluted share, for the same period in 2016; and

▪
Operating funds from operations (Operating FFO) attributable to common shareholders of $56.4 million, or $0.25 per diluted share, compared to $59.9 million, or $0.25 per diluted share, for the same period in 2016.

For the year ended December 31, 2017, the Company reported:

▪	Net income attributable to common shareholders of $237.6 million, or $1.03 per diluted share, compared to $157.4 million, or $0.66 per diluted share, for 2016;

▪	FFO attributable to common shareholders of $168.8 million, or $0.73 per diluted share, compared to $268.0 million, or $1.13 per diluted share, for 2016; and

▪	Operating FFO attributable to common shareholders of $245.5 million, or $1.06 per diluted share, compared to $257.2 million, or $1.09 per diluted share, for 2016.
OPERATING RESULTS
For the quarter ended December 31, 2017, the Company’s portfolio results were as follows:

▪	2.7% increase in same store net operating income (NOI) over the comparable period in 2016;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 95.2% at December 31, 2017, up 120 basis points from 94.0% at September 30, 2017 and down 30 basis points from 95.5% at December 31, 2016;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.9% at December 31, 2017, up 220 basis points from 92.7% at September 30, 2017 and down 10 basis points from 95.0% at December 31, 2016;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $18.72 at December 31, 2017, up 9.4% from $17.11 ABR per occupied square foot at December 31, 2016;

▪	665,000 square feet of retail leasing transactions comprised of 126 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 37.4% on new leases and 5.1% on renewal leases for a blended re-leasing spread of 16.3%.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

For the year ended December 31, 2017, the Company’s portfolio results were as follows:

▪	2.0% increase in same store NOI over the comparable period in 2016;

▪	2,715,000 square feet of retail leasing transactions comprised of 510 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 28.6% on new leases and 6.4% on renewal leases for a blended re-leasing spread of 10.1%.
“2017 marks the year we virtually completed our portfolio transformation plan with over $1.1 billion in total transactions,” stated Steve Grimes, president and chief executive officer. “We achieved an all-time high for blended re-leasing spreads of 10% and further strengthened our best-in-class balance sheet with the redemption of our preferred equity, ending the year with net debt to adjusted EBITDA of 5.5x. Our very well-positioned portfolio, platform and balance sheet will allow us to make the turn and focus inward as we begin to capitalize on our organic growth opportunities.”
INVESTMENT ACTIVITY
Dispositions
In 2017, the Company completed $917.8 million of dispositions, which included the sales of 41 multi-tenant retail assets for $870.2 million, six single-user retail assets for $30.1 million and one single-user parcel for $17.5 million. The Company completed its multi-tenant retail exit from six states and 25 markets in 2017.
During the quarter ended December 31, 2017, the Company completed $275.1 million of dispositions, which included the sales of 13 multi-tenant retail assets.
Subsequent to year end, the Company completed the sale of one single-user retail asset, which was classified as held for sale as of December 31, 2017, for $6.9 million. The Company is under contract for dispositions totaling $173.1 million, comprised of its one remaining office building, Schaumburg Towers, which is located in the northwest suburbs of Chicago, for a purchase price of $86.6 million, five multi-tenant retail assets for $83.1 million and two single-user retail assets for $3.4 million. These transactions are expected to close during the first quarter of 2018, subject to satisfaction of customary closing conditions.
Acquisitions
In 2017, the Company completed $202.9 million of acquisitions, which included three multi-tenant retail shopping centers, five additional phases at One Loudoun Downtown, the fee interest in an existing multi-tenant retail shopping center and an outparcel at an existing multi-tenant retail shopping center. These acquisitions are located in the Chicago, Dallas, New York and Washington, D.C. metropolitan statistical areas (MSAs) and possess strong demographic profiles, with weighted average household income of $142,000 and weighted average population of 98,000 within a three-mile radius.
During the quarter, the Company completed the acquisition of the Z Gallerie Building at Southlake Town Square in the Dallas MSA for $7.0 million. In addition, the Company completed the acquisition of Plaza del Lago, a grocery-anchored center located in the affluent community of Wilmette, Illinois in the Chicago MSA, for a gross purchase price of $48.3 million. Plaza del Lago sits in a high barrier-to-entry sub-market and features 100,213 square feet of retail and office space as well as 15 second-story residential apartments. Plaza del Lago is 91.2% leased and anchored by a diverse line-up of retailers including Jewel-Osco, Starbucks, CVS Pharmacy and NorthShore University HealthSystem, as well as a variety of boutique local restaurants and soft-goods retailers. The property is located within a “super-zip,” one of the most affluent and well-educated zip codes in the country, and boasts average household income of $163,000 and population of 83,000 within a three-mile radius.

APPOINTMENT OF CHIEF FINANCIAL OFFICER
On February 6, 2018, the board of directors of the Company appointed Julie M. Swinehart to serve as the Company’s executive vice president, chief financial officer and treasurer. Ms. Swinehart’s role will include the oversight and execution of all the Company’s financial activities, including internal and external reporting, capital markets, investor relations, internal audit and treasury.
Ms. Swinehart joined RPAI in June 2008 and held the position of senior vice president and chief accounting officer from July 2015 through February 2018. Before assuming her role as chief accounting officer in 2015, Ms. Swinehart served as the Company’s senior vice president and corporate controller since April 2013 and held various accounting and financial reporting positions since joining the team in 2008. Before joining RPAI, Ms. Swinehart was a manager of external reporting at Equity Office Properties Trust for two years and she spent eight years in public accounting in the audit practices of Arthur Andersen LLP and Deloitte & Touche LLP. Ms. Swinehart received her B.S. in accountancy from the University of Illinois at Urbana-Champaign and is a certified public accountant.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of December 31, 2017, the Company had approximately $1.8 billion of consolidated indebtedness with a weighted average contractual interest rate of 3.83%, a weighted average maturity of 5.1 years and a net debt to adjusted EBITDA ratio of 5.5x.
During 2017, the Company executed on numerous significant capital markets initiatives, including the following:

▪
In January, defeased the $379.4 million IW JV cross-collateralized portfolio of mortgages payable that was scheduled to mature in 2019 and had an interest rate of 7.50%. In connection with this transaction, the Company incurred approximately $60.2 million in defeasance costs;

▪
During 2017, repaid $102.1 million of mortgage debt, excluding amortization, with a weighted average interest rate of 5.63%, of which $7.7 million was repaid during the fourth quarter with an interest rate of 7.70%. In connection with these transactions, the Company incurred approximately $8.3 million in prepayment penalties;

▪
In January, drew the full balance of a seven-year $200.0 million senior unsecured term loan (Term Loan Due 2023) with an interest rate of London Interbank Offered Rate (LIBOR) plus a credit spread between 1.70% and 2.55% based on the Company’s leverage ratio. The applicable credit spread was 1.70% as of December 31, 2017;

▪	In January, entered into two interest rate swap agreements to effectively fix the interest rate on the Term Loan Due 2023 at 1.26% plus the applicable credit spread through November 2018;

▪	In September, repaid $100.0 million of its unsecured term loan due 2018, which had an interest rate of 2.93% and a remaining outstanding balance of $100.0 million as of December 31, 2017;

▪
In December, redeemed all 5.4 million outstanding shares of its 7.00% Series A cumulative redeemable preferred stock for cash at a redemption price of $25.00 per preferred share, plus $0.3840 per preferred share representing all accrued and unpaid dividends;

▪
In December, entered into three interest rate swap agreements to effectively fix the interest rate on its unsecured term loan due 2021 at 2.00% plus a credit spread based on the Company’s leverage ratio through January 2021. The applicable credit spread was 1.30% as of December 31, 2017;

▪
During 2017, repurchased 17.7 million shares of common stock under its stock repurchase program at an average price per share of $12.82 for a total of approximately $227.1 million, of which 7.9 million shares of common stock were repurchased during the fourth quarter at an average price per share of $12.90 for a total of approximately $101.5 million; and

▪
In December, the Company’s Board of Directors authorized a $250.0 million increase to the size of its existing stock repurchase program. Together with amounts previously authorized that have not been used for repurchases, the Company has approximately $264.1 million available for repurchases under its stock repurchase program as of December 31, 2017.

2018 GUIDANCE
The Company expects to generate net income attributable to common shareholders of $0.36 to $0.40 per diluted share in 2018. The Company expects to generate Operating FFO of $0.98 to $1.02 per diluted share in 2018, based, in part, on the following assumptions:

▪	Same store NOI growth of 2.0% to 3.0%;

▪	Asset acquisitions of $50 to $150 million;

▪	Asset dispositions of approximately $200 million; and

▪	General and administrative expenses of $40 to $43 million.
The following table reconciles the Company’s reported 2017 Operating FFO to the Company’s 2018 Operating FFO guidance range.

	Low	High
2017 Operating FFO per common share outstanding – diluted	$1.06	$1.06

2017 net retail investment activity	(0.12)	(0.12)
2018 net retail investment activity(1)	(0.04)	(0.025)
Schaumburg Towers	0.015	0.015
Subtotal	$0.915	$0.93

Same store NOI growth	0.025	0.04
Redevelopment assets(2)	(0.005)	(0.005)
Interest expense(1)	0.02	0.015
General and administrative expenses	(0.005)	0.01
Lease termination fee income(3)	(0.005)	(0.005)
Non-cash items(4)	(0.005)	(0.005)
Preferred stock dividends	0.04	0.04
2018 estimated Operating FFO per common share outstanding – diluted	$0.98	$1.02

(1)	Reflects the expected relative timing of acquisitions and dispositions during the year

(2)
Primarily represents three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment: Reisterstown Road Plaza, Towson Circle and Boulevard at the Capital Centre

(3)	The Company has not forecasted speculative lease termination fee income for 2018

(4)	Non-cash items include straight-line rental income, amortization of above and below market lease intangibles and lease inducements, and non-cash ground rent expense
DIVIDEND
On February 8, 2018, the Company declared the first quarter 2018 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on April 10, 2018 to Class A common shareholders of record on March 27, 2018.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, February 14, 2018 at 11:00 AM (ET), to discuss its quarterly and full year financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.

A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on February 14, 2018 until midnight (ET) on February 28, 2018. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13674071.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located shopping centers in the United States. As of December 31, 2017, the Company owned 112 retail operating properties representing 20.3 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates,” “continue” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and identify and pursue redevelopment opportunities, competitive and cost factors, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income”

or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, litigation involving the Company, including actual or anticipated settlement and associated legal costs, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense (non-cash) and amortization of acquired ground lease intangibles (non-cash). NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the three months and year ended December 31, 2017 represents NOI from the Company’s same store portfolio consisting of 102 retail operating properties acquired or placed in service and stabilized prior to January 1, 2016. NOI from Other Investment Properties for the three months and year ended December 31, 2017 represents NOI primarily from properties acquired during 2016 and 2017, the Company’s one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2016 and 2017, the net income from the Company’s wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest on April 29, 2016. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges) divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Fitzmaurice
Senior Vice President – Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	December 31, 2017	December 31, 2016
Assets
Investment properties:
Land	$1,066,705	$1,191,403
Building and other improvements	3,686,200	4,284,664
Developments in progress	33,022	23,439
	4,785,927	5,499,506
Less accumulated depreciation	(1,215,990)	(1,443,333)
Net investment properties	3,569,937	4,056,173

Cash and cash equivalents	25,185	53,119
Accounts and notes receivable (net of allowances of $6,567 and $6,886, respectively)	71,678	78,941
Acquired lease intangible assets, net	122,646	142,015
Assets associated with investment properties held for sale	3,647	30,827
Other assets, net	125,171	91,898
Total assets	$3,918,264	$4,452,973

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $1,024 and $1,437, respectively, unamortized discount of $(579) and $(622), respectively, and unamortized capitalized loan fees of $(615) and $(5,026), respectively)	$287,068	$769,184
Unsecured notes payable, net (includes unamortized discount of $(853) and $(971), respectively, and unamortized capitalized loan fees of $(3,399) and $(3,886), respectively)	695,748	695,143
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,730) and $(2,402), respectively)	547,270	447,598
Unsecured revolving line of credit	216,000	86,000
Accounts payable and accrued expenses	82,698	83,085
Distributions payable	36,311	39,222
Acquired lease intangible liabilities, net	97,971	105,290
Liabilities associated with investment properties held for sale	—	864
Other liabilities	69,498	74,501
Total liabilities	2,032,564	2,300,887

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, liquidation preference $135,000, 0 and 5,400 shares issued and outstanding as of December 31, 2017 and 2016, respectively	—	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 219,237 and 236,770 shares issued and outstanding as of December 31, 2017 and 2016, respectively	219	237
Additional paid-in capital	4,574,428	4,927,155
Accumulated distributions in excess of earnings	(2,690,021)	(2,776,033)
Accumulated other comprehensive income	1,074	722
Total equity	1,885,700	2,152,086
Total liabilities and equity	$3,918,264	$4,452,973

Retail Properties of America, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues
Rental income	$97,836	$111,577	$414,804	$455,658
Tenant recovery income	27,610	29,429	115,944	118,569
Other property income	1,142	1,746	7,391	8,916
Total revenues	126,588	142,752	538,139	583,143

Expenses
Operating expenses	22,116	22,457	84,556	85,895
Real estate taxes	17,526	20,808	82,755	81,774
Depreciation and amortization	46,598	60,828	203,866	224,430
Provision for impairment of investment properties	8,147	9,328	67,003	20,376
General and administrative expenses	11,356	11,233	40,724	44,522
Total expenses	105,743	124,654	478,904	456,997

Operating income	20,845	18,098	59,235	126,146

Gain on extinguishment of debt	—	—	—	13,653
Gain on extinguishment of other liabilities	—	—	—	6,978
Interest expense	(18,015)	(31,387)	(146,092)	(109,730)
Other (expense) income, net	(7)	(386)	373	63
Income (loss) from continuing operations	2,823	(13,675)	(86,484)	37,110
Gain on sales of investment properties	107,101	31,970	337,975	129,707
Net income	109,924	18,295	251,491	166,817
Preferred stock dividends	(6,780)	(2,363)	(13,867)	(9,450)
Net income attributable to common shareholders	$103,144	$15,932	$237,624	$157,367

Earnings per common share – basic and diluted
Net income per common share attributable to common shareholders	$0.46	$0.07	$1.03	$0.66

Weighted average number of common shares outstanding – basic	222,942	236,528	230,747	236,651

Weighted average number of common shares outstanding – diluted	223,095	236,852	230,927	236,951

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Net income attributable to common shareholders	$103,144	$15,932	$237,624	$157,367
Depreciation and amortization of depreciable real estate	46,253	60,441	202,110	223,018
Provision for impairment of investment properties	8,147	8,485	67,003	17,369
Gain on sales of depreciable investment properties	(107,101)	(31,970)	(337,975)	(129,707)
FFO attributable to common shareholders	$50,443	$52,888	$168,762	$268,047

FFO attributable to common shareholders per common share outstanding – diluted	$0.23	$0.22	$0.73	$1.13

FFO attributable to common shareholders	$50,443	$52,888	$168,762	$268,047
Impact on earnings from the early extinguishment of debt, net	979	5,814	72,654	(7,028)
Provision for hedge ineffectiveness	(7)	14	9	(21)
Provision for impairment of non-depreciable investment property	—	843	—	3,007
Gain on extinguishment of other liabilities	—	—	—	(6,978)
Impact on earnings from executive separation, net (a)	—	—	(1,086)	—
Excess of redemption value over carrying value of preferred stock redemption (b)	4,706	—	4,706	—
Other (c)	253	321	441	132
Operating FFO attributable to common shareholders	$56,374	$59,880	$245,486	$257,159

Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.25	$0.25	$1.06	$1.09

Weighted average number of common shares outstanding – diluted	223,095	236,852	230,927	236,951

(a)	Reflected as a reduction to "General and administrative expenses" in the consolidated statements of operations.

(b)	Included in "Preferred stock dividends" in the consolidated statements of operations.

(c)
Primarily consists of the impact on earnings from litigation involving the Company, including actual or anticipated settlement and associated legal costs, which are included in "Other (expense) income, net" in the consolidated statements of operations.

FFO Attributable to Common Shareholders and Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2018
	Low	High

Net income attributable to common shareholders	$0.36	$0.40
Depreciation and amortization of depreciable real estate	0.785	0.785
Provision for impairment of investment properties	—	—
Gain on sales of depreciable investment properties	(0.15)	(0.15)
FFO attributable to common shareholders	$0.995	$1.035

Impact on earnings from the early extinguishment of debt, net	0.01	0.01
Provision for hedge ineffectiveness	—	—
Gain on sale of non-depreciable investment property	(0.025)	(0.025)
Other	—	—
Operating FFO attributable to common shareholders	$0.98	$1.02

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Net income attributable to common shareholders	$103,144	$15,932	$237,624	$157,367
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	6,780	2,363	13,867	9,450
Gain on sales of investment properties	(107,101)	(31,970)	(337,975)	(129,707)
Depreciation and amortization	46,598	60,828	203,866	224,430
Provision for impairment of investment properties	8,147	9,328	67,003	20,376
General and administrative expenses	11,356	11,233	40,724	44,522
Gain on extinguishment of debt	—	—	—	(13,653)
Gain on extinguishment of other liabilities	—	—	—	(6,978)
Interest expense	18,015	31,387	146,092	109,730
Straight-line rental income, net	(1,537)	(1,547)	(4,646)	(4,601)
Amortization of acquired above and below market lease intangibles, net	(1,551)	(579)	(3,313)	(2,991)
Amortization of lease inducements	241	216	1,065	1,033
Lease termination fees, net	289	(269)	(2,021)	(3,339)
Straight-line ground rent expense	673	881	2,710	3,253
Amortization of acquired ground lease intangibles	(140)	(140)	(560)	(560)
Other expense (income), net	7	386	(373)	(63)
NOI	84,921	98,049	364,063	408,269
NOI from Other Investment Properties	(13,412)	(28,431)	(77,145)	(127,002)
Same Store NOI	$71,509	$69,618	$286,918	$281,267

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands, except ratios)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net, Unsecured Term Loans, Net and
Unsecured Revolving Line of Credit to Total Net Debt and Total Net Debt and Preferred Stock

	December 31, 2017	December 31, 2016

Mortgages payable, net	$287,068	$769,184
Unsecured notes payable, net	695,748	695,143
Unsecured term loans, net	547,270	447,598
Unsecured revolving line of credit	216,000	86,000
Total	1,746,086	1,997,925
Mortgage premium, net of accumulated amortization	(1,024)	(1,437)
Mortgage discount, net of accumulated amortization	579	622
Unsecured notes payable discount, net of accumulated amortization	853	971
Capitalized loan fees, net of accumulated amortization	6,744	11,314
Total notional debt	1,753,238	2,009,395
Less: consolidated cash and cash equivalents	(25,185)	(53,119)
Less: disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges	(54,087)	—
Total net debt	1,673,966	1,956,276
Series A preferred stock (a)	—	135,000
Total net debt and preferred stock	$1,673,966	$2,091,276
Net Debt to Adjusted EBITDA (b)	5.5x	5.6x
Net Debt and Preferred Stock to Adjusted EBITDA (a) (b)	5.5x	6.0x

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended December 31,
	2017	2016

Net income attributable to common shareholders	$103,144	$15,932
Preferred stock dividends	6,780	2,363
Interest expense	18,015	31,387
Depreciation and amortization	46,598	60,828
Gain on sales of investment properties	(107,101)	(31,970)
Provision for impairment of investment properties	8,147	9,328
Adjusted EBITDA	$75,583	$87,868
Annualized	$302,332	$351,472

(a)	On December 20, 2017, the Company redeemed all 5,400 outstanding shares of its 7.00% Series A cumulative redeemable preferred stock for cash at a redemption price of $25.00 per preferred share.

(b)	For purposes of these ratio calculations, annualized three months ended figures were used.